DESCRIPTION OF AMENDMENTS TO

               NYNEX SENIOR MANAGEMENT NON-QUALIFIED PENSION PLAN

                       (EFFECTIVE AS OF OCTOBER 19, 1995)




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PLAN TERMINATION. The Company's right to terminate the Plan in whole or in part
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and each Participating Company's right to withdraw from this Plan, at any time, for any reason, with or without notice, shall not affect or reduce (A) the benefits of retired Senior Managers or their annuitants or (B) benefits accrued as of the date of such withdrawal or termination for active Senior Managers.